November 2016 MSELN-257-C Registration Statement No. 333-208507 PRICING SUPPLEMENT Dated November 25, 2016 Filed Pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS Opportunities in U.S. Equities
$9,105,000 Contingent Income Issuer Callable Securities due November 30, 2017
Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Principal at Risk Securities
Contingent Income Issuer Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent monthly payment equal to 0.6292% of the stated principal amount (7.55% per annum), but only with respect to each determination date on which the determination closing level of each underlying index, or the final index level of each underlying index, as applicable, is greater than or equal to 75% of the initial index level, which we refer to as the downside threshold level.  In addition, beginning with the determination date occurring in February 2017, the securities may be called at our option for an amount per security equal to the principal amount and the contingent monthly payment (if payable).  However, the payment at maturity due on the securities will be the stated principal amount and any contingent monthly payment only if the final index level of each underlying index is greater than or equal to its downside threshold level. Investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis if its final index level is below its downside threshold level on the final determination date.  Moreover, if on any determination date, the determination closing level of any underlying index, or its final index level, as applicable, is less than its downside threshold level, you will not receive any contingent monthly payment for that monthly period.  As a result, investors must be willing to accept the risk of not receiving any contingent monthly payment and also the risk of receiving payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities.  Investors will not participate in any appreciation of any underlying index.  The securities are our senior unsecured obligations, issued as part of our Series G Senior Global Medium-Term Notes program.  All payments on the securities are subject to our credit risk.
SUMMARY TERMS
Issuer:	Royal Bank of Canada
Underlying indices:	Dow Jones Industrial Average® (“INDU”), the Russell 2000® Index (“RTY”) and the S&P 500® Index (“SPX”)
Aggregate principal amount:	$9,105,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November 25, 2016
Original issue date:	November 30, 2016
Maturity date:	November 30, 2017
Early redemption:	Beginning on the contingent payment date occurring in February 2017, we may call the securities at our option by delivering notice on or prior to the immediately preceding determination date.
Redemption threshold levels:	With respect to each underlying level, its initial index level.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent monthly payment with respect to the related determination date.
Determination closing level:	The closing level of the applicable underlying index on any determination date other than the final determination date.
Contingent monthly payment:
•   If, on any determination date, the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to the downside threshold level, we will pay a contingent monthly payment of $0.629 (0.6292%) of the stated principal amount) per security on the related contingent payment date.
•   If, on any determination date, the determination closing level or the final index level, as applicable, of each underlying index is less than its downside threshold level, no contingent monthly payment will be made with respect to that determination date.

Determination dates and call notice dates:
December 27, 2016, January 25, 2017, February 27, 2017, March 27, 2017, April 25, 2017, May 25, 2017, June 26, 2017, July 25, 2017, August 25, 2017, September 25, 2017, October 25, 2017 and November 27, 2017, subject to postponement for non-trading days and certain market disruption events, as described below. We also refer to November 27, 2017, as the final determination date.

Contingent payment dates:
With respect to each determination date other than the final determination date, the third business day after the related determination date.  The payment of the contingent monthly payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	• If the final index level of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent monthly payment with respect to the final determination date
	• If the final index level of any underlying index is less than its downside threshold level:	stated principal amount x performance factor of the worst performing underlying index
Downside threshold level:
14,364.11 with respect to the INDU, 1,010.402 with respect to the RTY and 1,660.01 with respect to the SPX, each of which is equal to 75% of its initial index level (rounded to two decimal places with respect to the INDU and the SPX, and rounded to three decimal places with respect to the RTY)

Initial index level:	19,152.14 with respect to the INDU, 1,347.203 with respect to the RTY and 2,213.35 with respect to the SPX, each of which was its closing level on the pricing date
Final index level:	As to each underlying index, its closing level on the final determination date
Performance factor:	As to each underlying index, a fraction, determined as follows: final index level/initial index level
Worst performing index:	The underlying index with the lowest index performance factor.
CUSIP/ISIN:	78012KVZ7 / US78012KVZ73
Listing:	The securities will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”). See “Supplemental information regarding plan of distribution; conflicts of interest.”

Commissions and issue price
Per security	$1,000.00	$7.50(1)
		$3.00(2)	$989.50
Total	$9,105,000.00	$68,287.50 $27,315.00	$9,009,397.50
(1) RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of $10.50 per $1,000 stated principal amount and will pay to Morgan Stanley Wealth Management (“MSWM”) a fixed sales commission of $7.50 for each security that MSWM sells.  See “Supplemental information regarding plan of distribution; conflicts of interest.”
(2) Of the amount per $1,000 stated principal amount received by RBCCM, acting as agent for Royal Bank of Canada, RBCCM will pay MSWM a structuring fee of $3.00 for each security.
The initial estimated value of the securities as of the date of this document is $980.46 per $1,000 in principal amount, which is less than the price to public. The actual value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.
Prospectus Supplement dated January 8, 2016
Prospectus dated January 8, 2016

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Investment Summary
The Contingent Income Issuer Callable Securities due November 30, 2017, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly payment, which is an amount equal to 0.6292% of the stated principal amount (7.55% per annum) per security, with respect to each monthly determination date on which the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to 75% of its initial index level, which we refer to as the downside threshold level.  The contingent monthly payment, if any, will be payable monthly on the contingent payment date, which is the third business day after the related determination date.  It is possible that the closing level of each underlying index could remain below its downside threshold level for extended periods of time or even throughout the term of the securities, so that you may receive few or no contingent monthly payments.
Beginning with the contingent coupon payment date occurring in February 2017, we may redeem the securities at our option for an early redemption payment equal to the stated principal amount plus the contingent monthly payment with respect to the related determination date (if payable).  If the securities have not previously been redeemed and the final index level of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent monthly payment with respect to the related determination date.  However, if the securities have not previously been redeemed and the final index level of any underlying index is less than the downside threshold level, investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis.  In this case, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero.  Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent monthly payment.  In addition, investors will not participate in any appreciation of any underlying index.

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Key Investment Rationale
The securities offer investors an opportunity to earn the contingent monthly payment with respect to each determination date on which the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to 75% of its initial index level, which we refer to as the downside threshold level.  The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent monthly payment (if payable), and the payment at maturity will vary depending on the final index level, as follows:

Scenario 1
Beginning on the February 2017 contingent coupon payment date, we may call the securities at our option.
▪        The securities will be redeemed for (i) the stated principal amount plus (ii) the contingent monthly payment with respect to the related determination date (if payable).
▪        Investors will not participate in any appreciation of any underlying index from its initial index level.

Scenario 2
The securities are not redeemed prior to maturity and the final index level of each underlying index is greater than or equal to its downside threshold level.
▪        The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent monthly payment with respect to the final determination date.
▪         Investors will not participate in any appreciation of any underlying index from its initial index level.

Scenario 3
The securities are not redeemed prior to maturity and the final index level of at least one underlying index is less than its downside threshold level.
▪        The payment due at maturity will be calculated as follows:
stated principal amount x performance factor of the worst performing index
▪        Investors will lose a significant portion, and may lose all, of their principal amount in this scenario.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing level and (2) the final index level of each underlying index.
Diagram #1: First 11 Determination Dates

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Diagram #2:  Payment at Maturity if No Early Redemption Occurs

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Hypothetical Examples
The below examples are based on the following terms:
Hypothetical Initial Index Level:	With respect to each underlying index, 100.00
Hypothetical Downside Threshold Level:	With respect to each underlying index, 75.00, which is 75% of its hypothetical initial index level
Contingent Monthly Payment:	7.55% per annum (corresponding to $6.292 (or 0.6292%) per month per security)
Stated Principal Amount:	$1,000 per security
In Examples 1 and 2, we exercise our right to call the securities.  In Examples 3 and 4, the securities are not redeemed prior to, and remain outstanding until, maturity.
	Example 1					Example 2
Determination Dates	Hypothetical Determination Closing Level of INDU	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Contingent Monthly Payment	Early Redemption Payment*	Hypothetical Determination Closing Level of INDU	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Contingent Monthly Payment	Early Redemption Payment*
#1	95.00	105.00	115.00	$6.292	N/A	90.00	95.00	85.00	$6.292	N/A
#2	96.00	106.00	116.00	$6.292	N/A	55.00	60.00	90.00	N/A	N/A
#3	100.00	107.00	117.00	—*	1,006.292	50.00	85.00	105.00	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A	80.00	145.00	155.00	$6.292	N/A
#5	N/A	N/A	N/A	N/A	N/A	105.00	142.00	150.00	—*	1,006.292
#6 to #11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
* The Early Redemption Payment in this case includes the unpaid contingent monthly payment with respect to the determination date on which the determination closing level of each underlying index is greater than or equal to its initial index level.
▪
In Example 1, the securities are redeemed following the first determination date on which the securities may be so called (which is the third determination date). In addition to the contingent monthly payments for the first two determination dates, you would receive the early redemption payment, calculated as follows:

stated principal amount + contingent monthly payment = $1,000 + $6.292 = $1,006.292
In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent monthly payments.
▪
In Example 2, since the determination closing level of each underlying index on the 1st determination date and the 4th determination date is greater than its downside threshold level, you would receive the contingent payment with respect to each of those determination dates.  You would receive no contingent payment with respect to the 2nd and 3rd determination date, since the determination closing level of at least one underlying index on each of those determination dates is less than its downside threshold level. The securities are redeemed following the 5th determination date.  Following the 5th determination date, you would receive a payment of $1,006.292, which includes the contingent monthly payment with respect to that determination date.

In this example, the early redemption feature limits the term of your investment to approximately 5 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent monthly payments. Further, although the worst performing underlying index has appreciated by 5% from its initial index level as of the 5th determination date, you only receive a total payment of $1,006.292 per security on that date and do not benefit from that appreciation.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
	Example 3					Example 4
Determination Dates	Hypothetical Determination Closing Level of INDU	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Contingent Monthly Payment	Early Redemption Payment	Hypothetical Determination Closing Level of INDU	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Contingent Monthly Payment	Early Redemption Payment
#1	39.00	65.00	85.00	N/A	N/A	39.00	95.00	105.00	N/A	N/A
#2	35.00	60.00	90.00	N/A	N/A	35.00	80.00	90.00	N/A	N/A
#3	32.00	55.00	95.00	N/A	N/A	32.00	85.00	95.00	N/A	N/A
#4	38.00	50.00	100.00	N/A	N/A	38.00	90.00	100.00	N/A	N/A
#5	39.00	70.00	110.00	N/A	N/A	39.00	100.00	110.00	N/A	N/A
#6	33.00	85.00	115.00	N/A	N/A	33.00	105.00	115.00	N/A	N/A
#7	37.00	90.00	120.00	N/A	N/A	37.00	110.00	120.00	N/A	N/A
#8	30.00	100.00	130.00	N/A	N/A	30.00	115.00	125.00	N/A	N/A
#9	36.00	120.00	140.00	N/A	N/A	36.00	120.00	130.00	N/A	N/A
#10	34.00	140.00	150.00	N/A	N/A	34.00	130.00	140.00	N/A	N/A
#11	33.00	85.00	115.00	N/A	N/A	37.00	110.00	120.00	N/A	N/A
Final Determina- tion Date	30.00	180.00	190.00	N/A	N/A	77.00	160.00	170.00	$6.292	N/A
Payment at Maturity	$300					$1,000
Examples 3 and 4 illustrate the payment at maturity per security based on the final index level of the worst performing underlying index.
▪
In Example 3, the closing level of at least one underlying index is below its downside threshold level on every determination date. As a result, you would not receive any contingent monthly payments during the term of the securities and, at maturity, you would be fully exposed to the decline in the closing level of the INDU, which is the worst performing underlying index. As the final index level of the worst performing underlying index is less than its downside threshold level, your payment at maturity is calculated as follows:

$1,000 x (30/100) = $300
In this example, the amount of cash that you would receive at maturity is significantly less than the stated principal amount. In addition, you would not be entitled to receive any contingent monthly payments during the term of the securities.
▪
In Example 4, the closing level of at least one underlying index is below its downside threshold level on each of the 1st through the 11th determination dates. As a result, the contingent monthly payment is not payable for any of those determination dates. At maturity, because the final index level of each underlying index is greater than its downside threshold level, you would receive the stated principal amount, and the final contingent monthly payment, and you will also receive the principal amount of the securities.

In this example, although the final index level of the worst performing underlying index represents a 23% decline from its initial index level, because the final index level of the worst performing underlying index is greater than or equal to its downside threshold level, you would receive the stated principal amount, plus the final contingent monthly payment.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus.  You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.
▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity.  Instead, if the securities have not been redeemed prior to maturity and if the final index level of any underlying index is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis.  In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

▪
The potential contingent repayment of principal represented by the downside threshold level applies only at maturity.  If the securities are not redeemed, you should be willing to hold the securities until maturity. Additionally, if the securities are not redeemed, at maturity, you will receive the stated principal amount only if the final index level of each underlying index is greater than or equal to its downside threshold level. If you are able to sell the securities prior to maturity, you may have to sell them for a loss relative to the principal amount, even if the level of each underlying index is at or above its downside threshold level.

▪
The contingent monthly payment, if any, is based solely on the determination closing level or the final index level, as applicable, of each underyling index.  Whether the contingent monthly payment will be made with respect to a determination date will be based on the determination closing level or the final index level, as applicable, of the worst performing index.  As a result, you will not know whether you will receive the contingent monthly payment until the related determination date.  Moreover, because the contingent monthly payment is based solely on the determination closing level on a specific determination date or the final index level, as applicable, of the worst performing index, if that determination closing level or final index level is less than the applicable downside threshold level, you will not receive any contingent monthly payment with respect to that determination date, even if the closing level of the relevant underlying index was higher on other days during the term of the securities.

▪
You will not receive any contingent monthly payment for any monthly period where the determination closing level or the final index level, as applicable, of any underlying index is less than its downside threshold level.  A contingent monthly payment will be made with respect to a monthly period only if the determination closing level or final index level of each underlying index is greater than or equal to its downside threshold level.  If the determination closing level or final index level of one or more underlying indices remains below the applicable downside threshold level on each determination date over the term of the securities, you will not receive any contingent monthly payments.

▪
Your return on the securities may be lower than the return on a conventional debt security of comparable maturity.  The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

▪
Investors will not participate in any appreciation in the level of any underlying index.  Investors will not participate in any appreciation in the level of any underlying index from its initial index level, and the return on the securities will be limited to the contingent monthly payment that is paid with respect to each determination date on which the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to its downside threshold level.  The payment at maturity will not exceed the principal amount plus the final contingent monthly payment, if it is payable.  It is possible that the closing level of one or more of the underlying index could be below the applicable downside threshold level on most or all of the determination dates so that you will receive few or no contingent monthly payments.  If you do not earn sufficient contingent monthly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
▪
The early redemption feature may limit the term of your investment to approximately three months.  If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns.  The term of your investment in the securities may be limited to as short as approximately three months by the early redemption feature.  If the securities are redeemed prior to maturity, you will receive no more contingent monthly payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.  We will be more likely to redeem the securities if the return on the securities is higher than the rates paid on our conventional debt securities with a comparable maturity.

▪
You are exposed to the market risk of all underlying indices, with respect to both the contingent monthly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is potentially mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying indices. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent monthly payments, all underlying indices must close at or above their respective downside threshold levels on the applicable determination date. In addition, if any underlying index has decreased to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decrease in the worst performing underlying index on a 1 to 1 basis, even if the other underlying indices have appreciated. Under this scenario, the payment at maturity will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each of the underlying indices.  In addition, because each of the underlying indices tracks the performance of a different segment of the U.S. equities markets, it is possible that all of them could decrease to a comparable extent as of the relevant determination dates.

▪
Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent monthly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying index.  The risk that you will not receive any contingent monthly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With 3 underlying indices, it is more likely that one or more of the underlying indices will close below their respective downside threshold levels on any determination date (including the final determination date) than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent monthly payments, and that you will suffer a significant loss on your investment.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the securities in the secondary market and the price at which RBCCM may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing levels of the underlying indices on any day may affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in the level) of the underlying indices,
o	whether the determination closing level of any underlying index has been below its downside threshold level on any determination date,
o	dividend rates on the securities included in the underlying indices,
o	interest and yield rates in the market,
o	the time remaining until the securities mature,
o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying indices and which may affect the final index levels of the underlying indices,
o	the composition of the underlying indices and changes in their constituent stocks, and
o	any actual or anticipated changes in our credit ratings or credit spreads.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
The level of the underlying indices may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “The Underlying Indices” below.  You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.
▪
The securities are subject to the credit risk of Royal Bank of Canada, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities on each contingent payment date or at maturity, and therefore you are subject to the credit risk of Royal Bank of Canada.  If Royal Bank of Canada defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Royal Bank of Canada’s creditworthiness.  Any actual or anticipated decline in Royal Bank of Canada’s credit ratings or increase in the credit spreads charged by the market for taking Royal Bank of Canada credit risk is likely to adversely affect the market value of the securities.

▪
Owning the securities is not the same as owning the common stocks included in the underlying indices. The return on your securities will not reflect the return you would realize if you actually owned and held the common stocks included in the underlying indices for a similar period. If the securities are redeemed, the early redemption payment that you receive will be the stated principal amount plus the contingent monthly payment (if payable), regardless of the amount by which the closing level of any underlying index on the applicable determination date exceeds its initial index level. In addition, you will not have voting rights, the right to receive dividends, or any other rights that holders of those common stocks may have. Even if the level of any underlying index increases above its initial index level during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the levels of one or more of the underlying indices to increase while the market value of the securities declines.

▪
Changes that affect the underlying indices will affect the market value of the securities and the payments on the securities.  The policies of the applicable index sponsors concerning the calculation of the underlying indices, additions, deletions or substitutions of the common stocks included in those indices and the manner in which changes affecting the issuers of those stocks, such as stock dividends, reorganizations or mergers, are reflected in the applicable index could affect the levels of these indices, whether the securities are called at our option, the contingent monthly payment, the payment at maturity, and the market value of the securities prior to maturity. The amount payable on the securities and their market value could also be affected if an index sponsor changes these policies, for example, by changing the manner in which it calculates the underlying index, or if an index sponsor discontinues or suspends calculation or publication of an underlying index, in which case it may become difficult to determine the market value of the securities. If events such as these occur, or if the level of an underlying index is not available on any determination date because of a market disruption event or for any other reason and no successor index is selected, the calculation agent may determine the level of the applicable underlying index — and thus the contingent monthly payment or the payment at maturity, as applicable — in its sole discretion.

▪
No affiliation with any index sponsor.  None of the applicable index sponsors is an affiliate of ours and is not involved with this offering in any way. Consequently, we have no control over the actions of those index sponsors, including any actions of the type that would affect the composition of the underlying indices, and therefore, the levels of the underlying indices. The index sponsors have no obligation of any sort with respect to the securities. Thus, these index sponsors have no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the securities.

▪
An investment in the securities is subject to risks associated in investing in stocks with a small market capitalization. The RTY consists of stocks issued by companies with relatively small market capitalizations.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies.  As a result, the level of this underlying index may be more volatile than that of a market measure that does not track solely small-capitalization stocks.  Stock prices of small-capitalization companies are also often more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.
▪
We or our affiliates may have adverse economic interests to the holders of the securities.  RBCCM and other affiliates of ours may trade the common stocks included in the underlying indices and other financial instruments related to the underlying indices on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the underlying indices.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the performance of the underlying indices and, accordingly, could affect the value of the securities and the amounts, if any, payable on the securities.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on that hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, including around the time of each determination date, which could have an impact on the return of your securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.
▪
The historical performance of the underlying indices should not be taken as an indication of their future performance. The levels of the underlying indices will determine the amounts to be paid on the securities. The historical performance of the underlying indices does not give an indication of their future performance.  As a result, it is impossible to predict whether the level of any underlying index will rise or fall during the term of the securities.  The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors.  The level of the underlying index may decrease such that you may not receive any return of your investment or any contingent monthly payment.  There can be no assurance that the level of any underlying index will not decrease so that at maturity you will not lose some or all of your investment.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  RBCCM may, but is not obligated to, make a market in the securities, and, if it chooses to do so at any time, it may cease doing so. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any relating hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to transact.  If, at any time, RBCCM were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The initial estimated value of the securities is less than the price to the public.  The initial estimated value that is set forth on the cover page of this document does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time.  If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the price of the underlying stock, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the agent’s commissions and the estimated costs relating to our hedging of the securities.  These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
such sale price would not be expected to include the agent’s commissions and the hedging costs relating to the securities.  In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the securities and determine the initial estimated value.  As a result, the secondary price will be less than if the internal funding rate was used.  The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.
▪
Our initial estimated value of the securities is an estimate only, calculated as of the pricing date.  The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities.  See “Additional Information About the Securities—Structuring the securities” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your securities.
▪
The securities are not designed to be short-term trading instruments.  The price at which you will be able to sell the securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the closing level of one or more of the underlying indices have appreciated since the pricing date.  In addition, you may receive less, and possibly significantly less, than the stated principal amount of your securities if you try to sell your securities prior to the maturity date, and you will not receive the benefit of any contingent repayment of principal represented by the downside threshold level.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices), including trading in the common stocks included in the underlying indices and in other instruments related to the underlying indices.  Some of our subsidiaries also trade the common stocks included in the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially have increased the initial index level of one or more of the underlying indices and, as a result, the downside threshold level which is the level at or above which an underlying index must close on each determination date in order for you to earn a contingent monthly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative performance of that underlying index at maturity. Additionally, those hedging or trading activities during the term of the securities could potentially affect the levels of one or more of the underlying indices on the determination dates and, accordingly, the payments to you on the securities.

▪
You must rely on your own evaluation of the merits of an investment linked to the underlying indices.  In the ordinary course of their business, our affiliates may have expressed views on expected movement in the underlying indices, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to the underlying indices may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the underlying indices from multiple sources, and you should not rely solely on views expressed by our affiliates.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities, which may create a conflict of interest.  Our wholly owned subsidiary, RBCCM, will serve as the calculation agent.  As calculation agent, RBCCM determined the initial index levels and the downside threshold level of each underlying index, and will determine the final index levels, whether the contingent monthly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, and the payment that you will receive upon an early redemption or

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
at maturity, if any.  Any of these determinations made by RBCCM, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an early redemption or at maturity.
▪
Significant aspects of the income tax treatment of an investment in the securities are uncertain. The tax treatment of an investment in the securities is uncertain. We do not plan to request a ruling from the Internal Revenue Service or the Canada Revenue Agency regarding the tax treatment of an investment in the securities, and the Internal Revenue Service, the Canada Revenue Agency or a court may not agree with the tax treatment described in this document. Although the U.S. federal income tax treatment of the contingent monthly payments is uncertain, we intend to take the position that the contingent monthly payments constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting.

The Internal Revenue Service has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled “U.S. tax considerations” in this document, the section “Tax Consequences – United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the material Canadian federal income tax consequences of investing in the securities, please see the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus.  If you are a not a Non-resident Holder (as that term is defined in “Tax Consequences — Canadian Taxation” in the accompanying prospectus) or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that may be due under the securities.
▪
A 30% U.S. federal withholding tax will be withheld on contingent monthly payments paid to non-U.S. holders. While the U.S. federal income tax treatment of the securities (including proper characterization of the contingent monthly payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent monthly payments paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

Please read carefully the section entitled “U.S. tax considerations” in this document, the section “Tax Consequences – United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
The Underlying Indices
All disclosures contained in this document regarding the underlying index, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the applicable index sponsor.  Each of these entities has no obligation to continue to publish, and may discontinue publication of, the applicable underlying index. The consequences of an index sponsor discontinuing publication or making other changes to an underlying index are discussed below in the section entitled “Additional Provisions—Unavailability of the level of an underlying index on a determination date.” Neither we nor RBCCM accepts any responsibility for the calculation, maintenance or publication of any underlying index or any successor index.
The selection of the underlying indices is not a recommendation to invest in any underlying index. Neither we nor any of our affiliates make any representation to you as to the future performance of any underlying index.
The Dow Jones Industrial Average
The INDU is a price-weighted index, which means an underlying stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer. The INDU is designed to provide an indication of the composite performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The corporations represented in the INDU tend to be market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors.
The INDU is maintained by an Averages Committee comprised of the Managing Editor of The Wall Street Journal (“WSJ”), the head of Dow Jones Indexes research and the head of CME Group Inc. research. The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company. Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component’s core business. When such an event necessitates that one component be replaced, the entire INDU is reviewed. As a result, when changes are made they typically involve more than one component. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average.
Changes in the composition of the INDU are made entirely by the Averages Committee without consultation with the corporations represented in the INDU, any stock exchange, any official agency or us. Unlike most other indices, which are reconstituted according to a fixed review schedule, constituents of the INDU are reviewed on an as-needed basis. Changes to the common stocks included in the INDU tend to be made infrequently, and the underlying stocks of the INDU may be changed at any time for any reason. The companies currently represented in the INDU are incorporated in the United States and its territories and their stocks are listed on the New York Stock Exchange and NASDAQ.
The INDU initially consisted of 12 common stocks and was first published in the WSJ in 1896. The INDU was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the INDU has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the INDU have been changed on a relatively infrequent basis.
Computation of the INDU
The level of the INDU is the sum of the primary exchange prices of each of the 30 component stocks included in the INDU, divided by a divisor that is designed to provide a meaningful continuity in the level of the INDU. Because the INDU is price-weighted, stock splits or changes in the component stocks could result in distortions in the index level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the INDU. The current divisor of the INDU is published daily in the WSJ and other publications. In addition, other statistics based on the INDU may be found in a variety of publicly available sources.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “INDU®” is a trademark of Dow Jones. The trademark has been sublicensed for certain purposes by us.  The INDU is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the INDU to track general market performance.  S&P Dow Jones Indices’ only relationship to us with respect to the INDU is the licensing of the INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  The INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities.  S&P Dow Jones Indices have no obligation to take our needs or the needs of us or holders of the securities into consideration in determining, composing or calculating the INDU.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.  There is no assurance that investment products based on the INDU will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the INDU.  It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDU OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Information as of market close on November 25, 2016:
Bloomberg Index Symbol:	INDU	52 Week High (on 11/25/2016):	19,152.14
Current Index Level:	19,152.14	52 Week Low (on 2/11/2016):	15,660.18
52 Weeks Ago:	17,813.390
The table below sets forth the published high and low closing levels of this underlying index for each quarter from January 1, 2008 through November 25, 2016. The graph below sets forth the daily closing levels of the underlying index for that period.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the underlying index at any time, including the determination dates.
The Dow Jones Industrial Average®	High	Low

2008
First Quarter	13,056.72	11,740.15
Second Quarter	13,058.20	11,346.51
Third Quarter	11,782.35	10,365.45
Fourth Quarter	10,831.07	7,552.29
2009
First Quarter	9,034.69	6,547.05
Second Quarter	8,799.26	7,761.60
Third Quarter	9,829.87	8,146.52
Fourth Quarter	10,548.51	9,487.67
2010
First Quarter	10,907.42	9,908.39
Second Quarter	11,205.03	9,774.02
Third Quarter	10,860.26	9,686.48
Fourth Quarter	11,585.38	10,751.27
2011
First Quarter	12,391.25	11,613.30
Second Quarter	12,810.54	11,897.27
Third Quarter	12,724.41	10,719.94
Fourth Quarter	12,294.00	10,655.30
2012
First Quarter	13,252.76	12,359.92
Second Quarter	13,279.32	12,101.46
Third Quarter	13,596.93	12,573.27
Fourth Quarter	13,610.15	12,542.38
2013
First Quarter	14,578.54	13,328.85
Second Quarter	15,409.39	14,537.14
Third Quarter	15,676.94	14,776.13
Fourth Quarter	16,576.66	14,776.53
2014
First Quarter	16,530.94	15,372.80
Second Quarter	16,947.08	16,026.75
Third Quarter	17,279.74	16,368.27
Fourth Quarter	18,053.71	16,117.24
2015
First Quarter	18,288.63	17,164.95
Second Quarter	18,312.39	17,596.35
Third Quarter	18,120.25	15,666.44
Fourth Quarter	17,918.15	16,272.01
2016
First Quarter	17,716.66	15,660.18
Second Quarter	18,096.27	16,865.08
Third Quarter	18,636.05	17,840.62
Fourth Quarter (through November 25, 2016)	19,152.14	17,888.28

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Underlying Index Daily Closing Levels January 1, 2008 to November 25, 2016

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of this underlying index.

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
The Russell 2000® Index
The RTY was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group.  Russell began dissemination of the RTY (Bloomberg L.P. index symbol “RTY”) on January 1, 1984.  FTSE Russell calculates and publishes the RTY.  The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market.  As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market.  The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.
Selection of Stocks Underlying the RTY
All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology.  If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation.  If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) (“ADDTV”) from all exchanges within a country.  Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs.  If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets.  If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner.  FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover.  If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange.  BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands.  For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.

All securities eligible for inclusion in the RTY must trade on a major U.S. exchange.  Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution.  However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.  If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) in May, but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.

An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the rank day in May for those securities being considered at annual reconstitution times the total number of shares outstanding.  Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization.  Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts or trust receipts, are excluded from the calculation.  If multiple share classes of common stock exist, they are combined to determine total shares outstanding. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May. Companies with a total market capitalization of less than $30 million are not eligible for the RTY.  Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses,

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Exchange traded funds and mutual funds are also excluded. Bulletin board, pink sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion. Annual reconstitution is a process by which the RTY is completely rebuilt.  Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies.  Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday.  In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public.  This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
License Agreement
FTSE Russell and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, and certain of its affiliates, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the securities.
FTSE Russell does not guarantee the accuracy and/or the completeness of the RTY or any data included in the RTY and has no liability for any errors, omissions, or interruptions in the RTY. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the securities, or any other person or entity from the use of the RTY or any data included in the RTY in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the RTY or any data included in the RTY. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.
The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the RTY is based. FTSE Russell’s only relationship to Royal Bank is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed and calculated by FTSE Russell without regard to Royal Bank or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.
“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

November 2016	Page 19

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Information as of market close on November 25, 2016:
Bloomberg Index Symbol:	RTY	52 Week High (on 11/25/2016):	1,347.203
Current Index Level:	1,347.203	52 Week Low (on 2/11/2016):	953.715
52 Weeks Ago:	1,198.015
The table below sets forth the published high and low closing levels of this underlying index for each quarter from January 1, 2008 through November 25, 2016. The graph below sets forth the daily closing levels of the underlying index for that period.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the underlying index at any time, including the determination dates.
The Russell 2000®	High	Low
2008
First Quarter	753.548	643.966
Second Quarter	763.266	686.073
Third Quarter	754.377	657.718
Fourth Quarter	671.590	385.308
2009
First Quarter	514.710	343.260
Second Quarter	531.680	429.158
Third Quarter	620.695	479.267
Fourth Quarter	634.072	562.395
2010
First Quarter	690.303	586.491
Second Quarter	741.922	609.486
Third Quarter	677.642	590.034
Fourth Quarter	792.347	669.450
2011
First Quarter	843.549	773.184
Second Quarter	865.291	777.197
Third Quarter	858.113	643.421
Fourth Quarter	765.432	609.490
2012
First Quarter	846.129	747.275
Second Quarter	840.626	737.241
Third Quarter	864.697	767.751
Fourth Quarter	852.495	769.483
2013
First Quarter	953.068	872.605
Second Quarter	999.985	901.513
Third Quarter	1,078.409	989.535
Fourth Quarter	1,163.637	1,043.459
2014
First Quarter	1,208.651	1,093.594
Second Quarter	1,192.964	1,095.986
Third Quarter	1,208.150	1,101.676
Fourth Quarter	1,219.109	1,049.303
2015
First Quarter	1,266.373	1,154.709
Second Quarter	1,295.799	1,215.417
Third Quarter	1,273.328	1,083.907
Fourth Quarter	1,204.159	1,097.552
2016
First Quarter	1,114.028	953.715
Second Quarter	1,188.954	1,054.494
Third Quarter	1,263.438	1,139.453
Fourth Quarter (through November 25, 2016)	1,347.203	1,156.885

November 2016	Page 20

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Underlying Index Daily Closing Levels January 1, 2008 to November 25, 2016

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of this underlying index.

November 2016	Page 21

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
The S&P 500® Index
The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P Dow Jones Indices LLC chooses companies for inclusion in the SPX with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its Stock Guide Database of over 10,000 companies, which S&P Dow Jones Indices LLC uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P Dow Jones Indices LLC include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. S&P from time to time, in its sole discretion, may add companies to, or delete companies from, the SPX to achieve the objectives stated above.

S&P Dow Jones Indices LLC calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Effective with the September 2015 rebalance, consolidated share class lines will no longer be included in the S&P 500® Index.  Each share class line will be subject to public float and liquidity criteria individually, but the company’s total market capitalization will be used to evaluate each share class line. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded.
Computation of the SPX
While S&P Dow Jones Indices LLC currently employs the following methodology to calculate the SPX, no assurance can be given that S&P Dow Jones Indices LLC will not modify or change this methodology in a manner that may affect the payments on the securities.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P Dow Jones Indices LLC began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. S&P Dow Jones Indices LLC’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX.  Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings.  However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a

November 2016	Page 22

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
control block.  If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding.  As of September 21, 2012, available float shares are defined as the total shares outstanding less shares held by control holders.  This calculation is subject to a 5% minimum threshold for control blocks.  For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P Dow Jones Indices LLC would assign that company an IWF of 1.00, as no control group meets the 5% threshold.  However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P Dow Jones Indices LLC would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control.  For companies with multiple classes of stock, S&P Dow Jones Indices LLC calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to use and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at the market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% due to a company’s acquisition of another company in the SPX are made as soon as reasonably possible. All other changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
Changes in IWFs of more than five percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in IWFs will be made annually when IWFs are reviewed.

November 2016	Page 23

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by us.  The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX to track general market performance.  S&P Dow Jones Indices’ only relationship to us with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities.  S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the SPX.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.  There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.   Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPX.  It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

November 2016	Page 24

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Information as of market close on November 25, 2016:
Bloomberg Index Symbol:	SPX	52 Week High (on 11/25/2016):	2,213.35
Current Index Level:	2,213.35	52 Week Low (on 2/11/2016):	1,829.08
52 Weeks Ago:	2,088.87
The table below sets forth the published high and low closing levels of this underlying index for each quarter from January 1, 2008 through November 25, 2016. The graph below sets forth the daily closing levels of the underlying index for that period.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the underlying index at any time, including the determination dates.

The S&P 500®	High	Low
2008
First Quarter	1,447.16	1,273.37
Second Quarter	1,426.63	1,278.38
Third Quarter	1,305.32	1,106.39
Fourth Quarter	1,161.06	752.44
2009
First Quarter	934.70	676.53
Second Quarter	946.21	811.08
Third Quarter	1,071.66	879.13
Fourth Quarter	1,127.78	1,025.21
2010
First Quarter	1,174.17	1,056.74
Second Quarter	1,217.28	1,030.71
Third Quarter	1,148.67	1,022.58
Fourth Quarter	1,259.78	1,137.03
2011
First Quarter	1,343.01	1,256.88
Second Quarter	1,363.61	1,265.42
Third Quarter	1,353.22	1,119.46
Fourth Quarter	1,285.09	1,099.23
2012
First Quarter	1,416.51	1,277.06
Second Quarter	1,419.04	1,278.04
Third Quarter	1,465.77	1,334.76
Fourth Quarter	1,461.40	1,353.33
2013
First Quarter	1,569.19	1,457.15
Second Quarter	1,669.16	1,541.61
Third Quarter	1,725.52	1,614.08
Fourth Quarter	1,848.36	1,655.45
2014
First Quarter	1,878.04	1,741.89
Second Quarter	1,962.87	1,815.69
Third Quarter	2,011.36	1,909.57
Fourth Quarter	2,090.57	1,862.49
2015
First Quarter	2,117.39	1,992.67
Second Quarter	2,130.82	2,057.64
Third Quarter	2,128.28	1,867.61
Fourth Quarter	2,109.79	1,923.82
2016
First Quarter	2,063.95	1,829.08
Second Quarter	2,119.12	1,978.35
Third Quarter	2,190.15	2,088.55
Fourth Quarter (through November 25, 2016)	2,213.35	2,085.18

November 2016	Page 25

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Underlying Index Daily Closing Levels January 1, 2008 to November 25, 2016

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of this underlying index.

November 2016	Page 26

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index
Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Market disruption events:
“Market disruption event” means, as to any underlying index:
•         a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of the underlying index;
•         a suspension, absence or limitation of trading in futures or options contracts relating to the underlying index on their respective markets;
•         any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of the underlying index, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the underlying index on their respective markets;
•         the closure on any day of the primary market for futures or options contracts relating to the underlying index or index components constituting 20% or more, by weight, of the underlying index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;
•         any scheduled trading day on which (i) the primary markets for index components constituting 20% or more, by weight, of the underlying index or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on the underlying index are traded, fails to open for trading during its regular trading session; or
•         any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of proceeds and hedging” in this document.

Postponement of determination dates:
In the calculation of the determination closing levels and the final index level of each underyling index, the calculation agent will take into account market disruption events and non-trading days as follows:
If any scheduled determination date is not a trading day or if there is a market disruption event on that date, the determination date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding the scheduled determination date, then (i) that fifth succeeding trading day will be deemed to be the relevant determination date notwithstanding the occurrence of a market disruption event on that date and (ii) with respect to any that fifth trading day on which a market disruption event occurs, the calculation agent will determine (or, if not determinable, estimate) the determination closing level or the final index level, as applicable, of the applicable underlying index on that fifth trading day, regardless of the occurrence or continuation of a market disruption event on that day.  In such an event, the calculation agent will make a good faith estimate in its sole discretion of the closing level that would have prevailed in the absence of the market disruption event.
For the avoidance of doubt, if a determination date is postponed as to any underlying index due to a market disruption event or non-trading day, the determination date will not be postponed as to any underlying index that is not so effected.  However, the relevant payment date may be postponed as described above.

Unavailability of the level of an underlying index on a determination date:
If the applicable index sponsor discontinues publication of an underlying index and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued underlying index (such successor or substitute index being referred to in this section as a “successor index”), then any subsequent index closing level will be determined by reference to the published level of that successor index at the regular weekday close of trading on the applicable determination date.
Upon any selection by the calculation agent of a successor index, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to each holder of the securities.
If a successor index is selected by the calculation agent, that successor index will be used as a substitute for the underlying index for all purposes, including for purposes of determining whether a

November 2016	Page 27

Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index

market disruption event exists with respect to that underlying index.
If the applicable sponsor discontinues publication of the underlying index prior to, and that discontinuance is continuing on, any determination date and the calculation agent determines, in its sole discretion, that no successor index is available at that time, then the calculation agent will determine the level of the applicable underlying index for the relevant determination date in accordance with the formula for and method of calculating the underlying index last in effect prior to the discontinuance, without rebalancing or substitution, using the closing level (or, if trading in the relevant underlying securities or components of the underlying index have been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each security or component most recently comprising the underlying index.  Notwithstanding these alternative arrangements, discontinuance of the publication of any underlying index may adversely affect the value of the securities.
If at any time the method of calculating a closing level for an underlying index or a successor index is changed in a material respect, or if an underlying index is in any other way modified so that the underlying index does not, in the opinion of the calculation agent, fairly represent the level of the underlying index had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York City on the applicable determination date, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of the applicable underlying index comparable to the underlying index as if those changes or modifications had not been made.  Accordingly, if the method of calculating an underlying index is modified so that the level of the underlying index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the underlying index), then the calculation agent will adjust the underlying index in order to arrive at a value of the underlying index as if it had not been modified (e.g., as if such split had not occurred).
Notwithstanding these alternative arrangements, discontinuance of the publication of any underlying index may adversely affect the value of the securities.

Record date:
The record date for each contingent payment date shall be the date one business day prior to the scheduled contingent payment date; provided, however, that any contingent monthly payment payable at maturity or upon redemption will be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, is payable.

Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed.

Trading day:
“Trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Alternate exchange calculation in the case of an event of default:
In case an event of default with respect to the securities shall have occurred and be continuing, the amount of cash declared due and payable per security upon any acceleration of the securities (the “Acceleration Amount”) shall be determined by the calculation agent and will be an amount of cash equal to the payment at maturity calculated as if the date of acceleration were the final determination date; provided that the unpaid portion of the contingent monthly payment, if any, will be calculated on a 30/360 basis.
If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	The Bank of New York Mellon
Calculation agent:
RBCCM.  The calculation agent will make all determinations regarding the securities.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.  You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

Additional amounts:
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (taxes) now or hereafter imposed, levied, collected, withheld

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Contingent Income Issuer Callable Securities due November 30, 2017 Based on the Worst Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index

or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.
However, no Additional Amounts will be payable with respect to a payment made to a holder of a security or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or Payment Recipient:
(i)                   with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)                  who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of securities or the receipt of payments thereunder;
(iii)                 who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);
(iv)                who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:
a.            the due date for payment thereof (whether at maturity or upon an earlier acceleration), or
b.            if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture;
(v)                 who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)                who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For the purposes of clause (iv) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.
For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the Trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee.  We will indemnify and hold harmless each holder of securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

Canadian tax consequences:
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

U.S. tax considerations:
The following is a general description of the material U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities.

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Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date.
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement. It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. This discussion applies only to U.S. holders and non-U.S. holders that will purchase the securities upon original issuance and will hold the securities as capital assets for U.S. federal income tax purposes. In addition, the discussion below assumes that an investor in the securities will be subject to a significant risk that it will lose a significant amount of its investment in the securities.
You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
We will not attempt to ascertain whether the issuer of any component stocks included in the underlying index would be treated as a “U.S. real property holding corporation” within the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-U.S. holder. You should refer to any available information filed with the SEC and other authorities by the issuers of the component stocks included in the underlying index and consult your tax advisor regarding the possible consequences to you in this regard.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a security with terms described in this document as a callable pre-paid cash-settled contingent income-bearing derivative contract linked to the underlying index for U.S. federal income tax purposes, and the terms of the securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent monthly payment is uncertain, we intend to take the position, and the following discussion assumes, that such contingent monthly payment (including any contingent monthly payment paid on or with respect to the call or maturity date) constitutes taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting. If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the call, sale or maturity of the securities in an amount equal to the difference between the cash amount a holder receives at such time (other than amounts properly attributable to any contingent monthly payment, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the securities.  In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities.  Capital gain recognized by an individual U.S. holder is generally taxed at ordinary income rates where the property is held for one year or less.  The ordinary income treatment of the contingent quarterly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or maturity of the securities, could result in adverse tax consequences to a holder because the deductibility of capital losses is subject to limitations.
Alternative Treatments.  Alternative tax treatments of the securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it is possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a single debt instrument. Pursuant to such characterization, the securities would generally be subject to the rules concerning short-term debt instruments as described under the heading “Tax Consequences --- United States Taxation --- Original Issue Discount --- Short-Term Debt Securities” in the accompanying prospectus.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon

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the call, sale or maturity of the securities should be treated as ordinary gain or loss.
The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities.  According to the notice, the Internal Revenue Service and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis irrespective of any contingent monthly payments. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently irrespective of any contingent monthly payments and this could be applied on a retroactive basis.  The Internal Revenue Service and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code, which very generally can operate to recharacterize certain long-term capital gains as ordinary income and impose an interest charge, might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this document unless and until such time as the U.S. Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.
Backup Withholding and Information Reporting.  Payments made with respect to the securities and proceeds from the sale or exchange of the securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the Internal Revenue Service or allowed as a credit against the holder’s U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the Internal Revenue Service.
Reports will be made to the Internal Revenue Service and to holders that are not exempted from the reporting requirements.
Non-U.S. holders.  The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
While the U.S. federal income tax treatment of the securities (including proper characterization of the contingent monthly payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent monthly payments paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form).  In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders.  A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.  The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent monthly payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such payments.  No assurance can be provided on the proper characterization of the contingent monthly payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty.  Non-U.S. holders should consult their tax advisors in this regard.
Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on any gain (not including, for the avoidance of doubt, any amounts properly attributable to any contingent monthly payment which would be subject to the rules discussed in the previous paragraph) upon the call, sale or maturity of the securities, provided that (i) the holder complies with any applicable certification requirements (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the call, sale or maturity of the securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-

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U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.
A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder.  Under U.S. Treasury Department regulations, certain payments (including deemed payments) that are contingent upon or determined by reference to actual or estimated U.S. source dividends, with respect to certain equity-linked instruments, whether explicitly stated or implicitly taken into account in computing one or more of the terms of such instruments, including the securities, may be treated as dividend equivalents.  However, withholding on “dividend equivalent” payments, if any, will not apply to securities issued before January 1, 2017.  If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, we will withhold tax at the applicable statutory rate. The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) enacted on March 18, 2010, imposes a 30% U.S. withholding tax on certain U.S. source payments of interest (and original issue discount), dividends, or other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property (including payments at maturity, or upon a redemption or sale) of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. In addition, the securities may constitute a “financial account” for these purposes and thus, be subject to information reporting requirements pursuant to FATCA. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.
The U.S. Treasury Department and the Internal Revenue Service have announced that withholding on payments of gross proceeds from a sale, exchange or redemption of the securities will only apply to payments made after December 31, 2018. We will not pay additional amounts with respect to any FATCA withholding. Therefore, if such withholding applies, any payments on the securities will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You are urged to consult with your own tax advisors regarding the possible implications of FATCA on your investment in the securities.

Use of proceeds and hedging:
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make a payment at maturity of the securities. The initial public offering price of the securities includes the underwriting discount and commission and the estimated cost of hedging our obligations under the securities.

Employee Retirement Income Security Act:
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving

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the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.  Governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”
Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if securities are acquired by or with the assets of a Plan, and with respect to which Royal Bank of Canada or any of its affiliates is a ‘‘party in interest” or a “disqualified person,” unless those securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the securities will not result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the securities, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities.
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

Supplemental information regarding plan of distribution; conflicts of interest:
Under the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the securities from Royal Bank of Canada for distribution to MSWM.  RBCCM will act as agent for the securities and will receive a fee of $10.50 per $1,000 stated principal amount and will pay to MSWM a fixed sales commission of $7.50 for each of the securities they sell. Of the amount per $1,000 stated principal amount received by RBCCM, RBCCM will pay MSWM a structuring fee of $3.00 for each security.
MSWM may reclaim selling concessions allowed to individual brokers within MSWM in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the securities distributed by those brokers.
Delivery of the securities will be made against payment for the securities on November 30, 2016, which is the third business day following the pricing date (this settlement cycle being referred to as “T+3”).
In addition, RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.
The value of the securities shown on your account statement may be based on RBCCM’s estimate of the value of the securities if RBCCM or another of our affiliates were to make a market in the securities (which it is not obligated to do).  That estimate will be based on the price that RBCCM may pay for the securities in light of then prevailing market conditions, our creditworthiness and transaction costs. For an initial period of approximately six months, the value of the securities that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the securities at that time.  This is because the estimated value of the securities will not include the agent’s commission and our hedging costs and profits; however, the value of the securities shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of the agent’s commission and our estimated costs and profits from hedging the securities.  This excess is expected to decrease over time until the end of this period, and we reserve the right to shorten this period. After

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this period, if RBCCM repurchases your securities, it expects to do so at prices that reflect its estimated value.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying stock.  As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate, rather than the secondary market rate, along with the fees and expenses associated with structured notes, reduced the initial estimated value of the securities at the time their terms were set.  Unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the securities than if our initial internal funding rate were used.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the original issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the underlying stock, and the tenor of the securities.  The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate, the underwriting commission and the hedging-related costs relating to the securities reduced the economic terms of the securities to you and resulted in the initial estimated value for the securities on the pricing date being less than their public offering price.  See “Risk Factors—The initial estimated value of the securities is less than the price to the public” above.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Where you can find more information:
Royal Bank of Canada has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at.www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.
You should read this document together with the prospectus dated January 8, 2016, as supplemented by the prospectus supplement dated January 8, 2016 relating to our Senior Global Medium-Term Notes, Series G, of which these securities are a part. Capitalized terms used but not defined in this document will have the meanings given to them in the prospectus supplement. In the event of any conflict, this document will control.  The securities vary from the terms described in the prospectus supplement in several important ways.  You should read this document carefully.
This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 8, 2016 and in this document, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
Prospectus dated January 8, 2016:
https://www.sec.gov/Archives/edgar/data/1000275/000121465916008810/j18160424b3.htm
Prospectus Supplement dated January 8, 2016:
https://www.sec.gov/Archives/edgar/data/1000275/000121465916008811/p14150424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.

Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for

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a description of our filings with the SEC that are incorporated by reference therein.
Validity of the securities:
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 8, 2016, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated January 8, 2016.
In the opinion of Morrison & Foerster LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated January 8, 2016, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated January 8, 2016.

Terms incorporated in the master note:
All of the terms in “Summary Terms” (except the item captioned “Commissions and issue price”) and the terms above the item captioned “Use of proceeds and hedging” in “Additional Information About the Securities” of this pricing supplement, and the definition of “business day” on page S-24 of the prospectus supplement.

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